UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United Defense Industries, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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☐	Fee paid previously with preliminary materials.
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The following is the text of a letter sent by United Defense Industries, Inc. to certain of its stockholders on April 28, 2005:

United Defense Industries, Inc.
1525 Wilson Boulevard, Suite 700
Arlington, VA 22209

OUR ANNUAL MEETING IS RAPIDLY APPROACHING AND
YOUR VOTE HAS NOT BEEN RECEIVED!

April 28, 2005

Dear Shareholder:

     Our records indicate that you have not yet voted your shares for our 2005 annual meeting of shareholders. Whether or not you plan to attend the meeting, we urge you to cast your vote using the enclosed proxy card.

     At the meeting, you are being asked to approve, among other matters, an agreement and plan of merger to allow United Defense Industries, Inc. to merge with a subsidiary of BAE Systems North America Inc. After careful consideration, your Board of Directors has determined that the merger is in the best interests of UDI and its stockholders and recommends that you vote FOR adoption of the merger agreement.

YOUR VOTE IS VERY IMPORTANT!

     Your vote is crucial no matter how few or how many shares you may own. Your failure to vote will have the same effect as a vote against the merger, therefore we urge all shareholders to take a moment now and vote using the enclosed proxy card.

     To date, shareholder support for the merger has been overwhelmingly positive. However, it is still important that all shareholders exercise their right to vote using the enclosed proxy card. With so little time remaining until the meeting, we hope you will take a moment now to vote and help save your Company the expense of additional mailings and phone calls.

VOTE BY PHONE OR INTERNET!

     For your convenience, we have made arrangements to allow shareholders to vote via telephone or Internet by following the instructions listed on your proxy card. We hope that we can count on your support for the proposed merger. If you have any questions, or need any assistance in voting your shares, we encourage you to call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or collect at (212) 929-5500.

Thank you for your support.

Sincerely,

/s/ David V. Kolovat
David V. Kolovat
Secretary
United Defense Industries, Inc.

Additional Information About the Merger and Where to Find It

United Defense industries, Inc. has filed a proxy statement and other relevant materials with the SEC in connection with the proposed acquisition of United Defense by BAE Systems North America Inc. The proxy statement has been mailed to the stockholders of United Defense. Stockholders of United Defense and investors are urged to read the proxy statement and other relevant materials because they contain important information about BAE Systems, United Defense, and the proposed merger that the stockholders should consider before making a decision about the merger. The proxy statement and other relevant materials, and any other documents filed with the SEC by United Defense, may be obtained free of charge at the SEC’s web site at www.sec.gov.

United Defense, and its directors and officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding United Defense’s directors and officers and their ownership of United Defense common stock is contained in the proxy statement that was filed with the SEC on April 6, 2005 and mailed to stockholders in connection with the proposed acquisition of United Defense by BAE Systems. Investors and stockholders may obtain additional information regarding the direct and indirect interests of United Defense and its directors and officers in the merger by reading the proxy statement.